Exhibit 99.1

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2019 Financial Results

AUSTIN, Texas (Feb. 19, 2020)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its fourth quarter ending Dec. 31, 2019.

GAAP Results for the Fourth Quarter and Full-Year 2019

•	Revenue for the fourth quarter of $86.8 million, up 29 percent year-over-year and up 9 percent from the previous quarter. Full-year 2019 revenue totaled $315.5 million, up 31 percent year-over-year.

•
GAAP gross margin for the fourth quarter of 48.4 percent, up from 47.3 percent for the prior-year quarter and down from 49.3 percent for the third quarter of 2019. GAAP gross margin for full-year 2019 of 48.5 percent, down from 49.5 percent for full-year 2018.

•
GAAP net loss for the fourth quarter of $15.7 million, compared to GAAP net losses of $11.9 million for the prior-year quarter and $18.6 million for the third quarter of 2019. GAAP net loss for full-year 2019 of $70.9 million, which compares to $35.4 million for full-year 2018.

Non-GAAP Results for the Fourth Quarter and Full-Year 2019

•
Non-GAAP revenue for the fourth quarter of $88.7 million, up 32 percent year-over-year and up 11 percent from the previous quarter. Full-year 2019 non-GAAP revenue totaled $317.3 million, up 32 percent year-over-year.

•
Non-GAAP gross margin for the fourth quarter of 56.8 percent, up from 52.0 percent for the prior-year quarter and from 53.6 percent for the third quarter of 2019. Non-GAAP gross margin for full-year 2019 of 54.0 percent, up from 53.3 percent for full-year 2018.

•
Adjusted EBITDA for the fourth quarter of $10.6 million, compared to $3.1 million for the prior-year quarter and $5.6 million for the third quarter of 2019. Full-year 2019 adjusted EBITDA of $19.6 million compared to $19.0 million for full-year 2018.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

"2019 was a transformational year for Q2, and we rounded it out with a strong fourth quarter," said Matt Flake, CEO of Q2. "Through our acquisition of PrecisionLender in the fourth quarter, we meaningfully expanded our capabilities and, as a result, our addressable market. Our sales teams turned in a quarter of strong net new, cross sale and renewal activity helping us achieve a significant milestone-ending the year with over $1 billion in committed backlog. As we look to 2020, I'm confident that our performance and broad solutions portfolio position us as a leader in digital transformation for global financial services."

Fourth Quarter Highlights

•	Signed Two Tier 1 banks to digital banking contracts, including a Top 50 Bank in the United States.

•	Signed a major alternative lender in North America to a Cloud Lending contract, the largest Cloud Lending deal in company history.

•	Signed Two Tier 1 banks to PrecisionLender contracts, including a Top 5 Canadian Bank and a $15 billion bank in the Southeast.

•	Exited the fourth quarter with approximately 14.6 million registered users on the Q2 platform, representing 14 percent year-over-year and 4 percent sequential growth from the third quarter.

"We finished the year with solid execution and successfully closed on the acquisition of PrecisionLender," said Jennifer Harris, CFO of Q2. "The acquisition, combined with our Tier 1 success, will result in heavier investments in the first half of 2020 as we continue to invest in integration, innovation and delivering successful client outcomes. Similar to 2019, we expect to see increased operating leverage and a return to positive Adjusted EBITDA in the second half of 2020."

Financial Outlook

As of February 19, 2020, Q2 Holdings is providing guidance for its first quarter of 2020 and full-year 2020. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes, unoccupied lease charges and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its first-quarter 2020 as follows:

•	Total Non-GAAP revenue of $92.0 million to $94.0 million, which would represent year-over-year growth of 29 percent to 32 percent.

•	Adjusted EBITDA of negative $3.0 million to negative $2.0 million.

Q2 Holdings is providing guidance for the full-year 2020 as follows:

•	Total Non-GAAP revenue of $412.0 million to $416.0 million, which would represent year-over-year growth of 30 percent to 31 percent.

•	Adjusted EBITDA of $16.0 million to $19.0 million.

Conference Call Details

Date:	Feb. 20, 2020
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	7507789

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.q2ebanking.com/.

An archived replay of the webcast will be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a secure, cloud-based digital transformation solutions company headquartered in Austin, Texas. Since 2004, it has been our mission to build stronger communities by strengthening their financial institutions. Our digital banking solutions for deposits, money movement, lending, leasing, security and fraud enable financial institutions to deliver a better financial experience to their account holders. Our bank and credit union customers, along with emerging financial services providers, also benefit from actionable data analytics and access to open technology tools. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and pro forma weighted-average diluted number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, unoccupied lease charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs. In the case of pro forma diluted weighted average number of common shares outstanding, we adjust diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.
Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales and bookings momentum, the benefits of the PrecisionLender acquisition and its ability to drive growth and increase Q2's total addressable market, Q2's committed backlog, investments in innovation and integration, expectations regarding increased operating leverage and a return to positive Adjusted EBITDA in the second half of 2020 and Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and FinTechs and new products and services; (b) the risk that the market for Q2's solutions does not grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and FinTech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with data breaches and breaches of security measures within Q2's products, systems and infrastructure and the resultant harm to Q2's business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers' spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2020 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling our solutions internationally; and (t) the risk that our debt repayment obligations may adversely affect our financial condition and cash flows from operations in the future and that we may not be able to obtain capital when desired or needed on favorable terms.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Beth Williams	Josh Yankovich or Steve Calk
Q2 Holdings, Inc.	Q2 Holdings, Inc.
O: 512.685.2023	O: (512) 682-4463
beth.williams@q2ebanking.com	josh.yankovich@q2ebanking.com
stephen.calk@q2ebanking.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,094	$108,341
Restricted cash	3,468	1,815
Investments	32,325	68,979
Accounts receivable, net	22,442	19,668
Contract assets, current portion	872	598
Prepaid expenses and other current assets	6,354	3,983
Deferred solution and other costs, current portion	15,609	10,501
Deferred implementation costs, current portion	5,171	4,427
Total current assets	186,335	218,312
Property and equipment, net	39,252	34,994
Right of use assets	35,388	—
Deferred solution and other costs, net of current portion	29,220	16,761
Deferred implementation costs, net of current portion	15,848	9,948
Intangible assets, net	223,861	63,296
Goodwill	462,023	107,907
Contract assets, net of current portion	15,189	10,272
Other long-term assets	2,318	2,230
Total assets	$1,009,434	$463,720

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$65,976	$31,150
Deferred revenues, current portion	57,850	42,531
Lease liabilities, current portion	9,140	—
Total current liabilities	132,966	73,681
Convertible notes, net of current portion	424,784	182,723
Deferred revenue, net of current portion	32,954	23,063
Deferred rent, net of current portion	—	8,151
Lease liabilities, net of current portion	36,079	—
Other long-term liabilities	3,239	17,202
Total liabilities	630,022	304,820

Stockholders' equity:
Common stock	5	4
Additional paid-in capital	622,692	331,355
Accumulated other comprehensive income (loss)	14	(37)
Accumulated deficit	(243,299)	(172,422)
Total stockholders' equity	379,412	158,900
Total liabilities and stockholders' equity	$1,009,434	$463,720

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues (1)	$86,840	$67,177	$315,484	$241,100
Cost of revenues (2) (3)	44,802	35,435	162,485	121,855
Gross profit	42,038	31,742	152,999	119,245

Operating expenses:
Sales and marketing (2)	16,576	13,583	63,947	48,124
Research and development (2)	19,881	15,517	76,273	51,334
General and administrative (2)	15,382	12,659	56,739	44,990
Acquisition related costs	8,574	1,820	16,027	4,145
Amortization of acquired intangibles	3,307	857	6,339	1,844
Unoccupied lease charges (4)	176	—	420	658
Total operating expenses	63,896	44,436	219,745	151,095
Loss from operations	(21,858)	(12,694)	(66,746)	(31,850)
Other income (expense), net	(5,988)	(2,345)	(16,618)	(7,350)
Loss before income taxes	(27,846)	(15,039)	(83,364)	(39,200)
Benefit from income taxes	12,180	3,176	12,487	3,803
Net Loss	$(15,666)	$(11,863)	$(70,877)	$(35,397)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	(24)	(32)	223	24
Foreign currency translation adjustment	(103)	78	(172)	78
Comprehensive loss	$(15,793)	$(11,817)	$(70,826)	$(35,295)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.32)	$(0.27)	$(1.53)	$(0.83)
Weighted average common shares outstanding, basic and diluted	48,363	43,429	46,198	42,797

(1)
Includes deferred revenue reduction from purchase accounting of $1.8 million and zero for the three months ended December 31, 2019, and 2018, respectively, and $1.8 million and zero for the twelve months ended December 31, 2019, and 2018, respectively.

(2)	Includes stock-based compensation expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cost of revenues	$1,973	$1,453	$6,427	$4,773
Sales and marketing	2,278	1,709	7,740	5,837
Research and development	2,781	2,172	9,864	6,852
General and administrative	3,811	3,289	15,347	11,758
Total stock-based compensation expenses	$10,843	$8,623	$39,378	$29,220

(3)
Includes amortization of acquired technology of $4.4 million and $1.7 million for the three months ended December 31, 2019 and 2018, respectively, and $9.9 million and $4.5 million for the twelve months ended December 31, 2019 and 2018, respectively.

(4)
Includes unoccupied lease charges related to the early exit of various leases of $0.2 million and zero for the three months ended December 31, 2019 and 2018, respectively, and $0.4 million and $0.7 million for the twelve months ended December 31, 2019 and 2018, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2019	2018
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	(70,877)	(35,397)
Adjustments to reconcile net loss to net cash
from operating activities:
Amortization of deferred implementation, solution and other costs	13,634	8,448
Depreciation and amortization	28,457	16,802
Amortization of debt issuance costs	1,467	829
Amortization of debt discount	15,154	7,646
Amortization of premiums on investments	226	(3)
Stock-based compensation expenses	40,510	29,545
Deferred income taxes	(12,774)	(2,050)
Other non-cash charges	885	553
Changes in operating assets and liabilities	(16,115)	(21,778)
Net cash provided by operating activities	567	4,595
Cash flows from investing activities:
Net maturities (purchases) of investments	36,650	(27,267)
Purchases of property and equipment	(13,860)	(13,285)
Business combinations, net of cash acquired	(505,577)	(130,694)
Purchases of intangible assets	(288)	(46)
Capitalization of software development costs	(177)	—
Net cash used in investing activities	(483,252)	(171,292)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	195,289	—
Proceeds from issuance of convertible notes, net of issuance costs	307,016	223,167
Purchase of capped call transactions	(40,765)	—
Purchase of convertible notes bond hedge	—	(41,699)
Proceeds from issuance of warrants	—	22,379
Proceeds from exercise of stock options to purchase common stock	14,551	12,730
Net cash provided by financing activities	476,091	216,577
Net increase (decrease) in cash, cash equivalents, and restricted cash	(6,594)	49,880
Cash, cash equivalents, and restricted cash, beginning of period	110,156	60,276
Cash, cash equivalents, and restricted cash, end of period	$103,562	$110,156

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP revenue	$86,840	$67,177	$315,484	$241,100
Deferred revenue reduction from purchase accounting	1,829	—	1,829	—
Non-GAAP revenue	$88,669	$67,177	$317,313	$241,100

GAAP gross profit	$42,038	$31,742	$152,999	$119,245
Stock-based compensation	1,973	1,453	6,427	4,773
Amortization of acquired technology	4,357	1,729	9,871	4,465
Acquisition related costs	193	—	291	—
Deferred revenue reduction from purchase accounting	1,829	—	1,829	—
Non-GAAP gross profit	$50,390	$34,924	$171,417	$128,483

Non-GAAP gross margin:
Non-GAAP gross profit	$50,390	$34,924	$171,417	$128,483
Non-GAAP revenue	88,669	67,177	317,313	241,100
Non-GAAP gross margin	56.8%	52.0%	54.0%	53.3%

GAAP sales and marketing expense	$16,576	$13,583	$63,947	$48,124
Stock-based compensation	(2,278)	(1,709)	(7,740)	(5,837)
Non-GAAP sales and marketing expense	$14,298	$11,874	$56,207	$42,287

GAAP research and development expense	$19,881	$15,517	$76,273	$51,334
Stock-based compensation	(2,781)	(2,172)	(9,864)	(6,852)
Non-GAAP research and development expense	$17,100	$13,345	$66,409	$44,482

GAAP general and administrative expense	$15,382	$12,659	$56,739	$44,990
Stock-based compensation	(3,811)	(3,289)	(15,347)	(11,758)
Non-GAAP general and administrative expense	$11,571	$9,370	$41,392	$33,232

GAAP operating loss	$(21,858)	$(12,694)	$(66,746)	$(31,850)
Deferred revenue reduction from purchase accounting	1,829	—	1,829	—
Stock-based compensation	10,843	8,623	39,378	29,220
Acquisition related costs	8,766	1,820	16,316	4,145
Amortization of acquired technology	4,357	1,729	9,871	4,465
Amortization of acquired intangibles	3,307	857	6,339	1,844
Unoccupied lease charges	176	—	420	658
Non-GAAP operating income	$7,420	$335	$7,407	$8,482

GAAP net loss	$(15,666)	$(11,863)	$(70,877)	$(35,397)
Deferred revenue reduction from purchase accounting	1,829	—	1,829	—
Stock-based compensation	10,843	8,623	39,378	29,220
Acquisition related costs	8,766	1,820	16,316	4,145
Amortization of acquired technology	4,357	1,729	9,871	4,465
Amortization of acquired intangibles	3,307	857	6,339	1,844
Unoccupied lease charges	176	—	420	658
Amortization of debt discount and issuance costs	5,519	2,518	16,672	8,475
Non-GAAP net income	$19,131	$3,684	$19,948	$13,410

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	48,363	43,429	46,198	42,797
Weighted-average effect of potentially dilutive shares	2,148	1,901	2,448	2,145
Pro forma diluted weighted-average number of common shares	50,511	45,330	48,646	44,942

Calculation of non-GAAP income per share:
Non-GAAP net income	$19,131	$3,684	$19,948	$13,410
Pro forma diluted weighted-average number of common shares	50,511	45,330	48,646	44,942
Non-GAAP net income per share	$0.38	$0.08	$0.41	$0.30

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(15,666)	$(11,863)	$(70,877)	$(35,397)
Depreciation and amortization	10,729	5,361	28,457	16,802
Stock-based compensation	10,843	8,623	39,378	29,220
Benefit from income taxes	(12,180)	(3,176)	(12,487)	(3,803)
Interest (income) expense, net	6,064	2,345	16,572	7,350
Acquisition related costs	8,766	1,820	16,316	4,145
Unoccupied lease charges	176	—	420	658
Deferred revenue reduction from purchase accounting	1,829	—	1,829	—
Adjusted EBITDA	$10,561	$3,110	$19,608	$18,975

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(in thousands)

	Q1 2020 Guidance		Full Year 2020 Guidance
	Low	High	Low	High

GAAP Revenue	$93,419	$95,419	$416,260	$420,260
Deferred revenue reduction from purchase accounting	1,419	1,419	4,260	4,260
Non-GAAP revenue	$92,000	$94,000	$412,000	$416,000